EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

iGo, Inc.:

We consent to the incorporation by reference in the registration statement Nos. 333-131222, 333-112023, 333-108623, 333-108283, 333-102926, 333-99845, and 333-72172 on Form S-3 and Nos. 333-173969, 333-143651, 333-116182, 333-102990, 333-69336, and 333-47210 on Form S-8 of iGo, Inc. and subsidiaries (the Company) of our report dated March 27, 2012, except for the effect of the reverse stock split disclosed in Note 1, as to which the date is April 1, 2013, with respect to the consolidated balance sheet of iGo, Inc. and subsidiaries as of December 31, 2011, and the related consolidated statements of comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2011, which report appears in the December 31, 2012 annual report on Form 10-K of iGo, Inc. and subsidiaries.

As discussed in Note 3 to the consolidated financial statements, as of January 1, 2010, the Company adopted the provisions of ASU 2009-17, which changed the accounting and reporting for variable interest entities.

(signed) KPMG LLP

Phoenix, Arizona

April 1, 2013